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                                                                    EXHIBIT 21.1

                                  EXEL LIMITED

                              LIST OF SUBSIDIARIES

 1. X.L. Insurance Company, Ltd. (Bermuda)

 2. X.L. Global Reinsurance Company, Ltd. (Bermuda)

 3. X.L. One Ltd. (Bermuda)

 4. X.L. Two Ltd. (Bermuda)

 5. X.L. Europe Insurance (Ireland)

 6. X.L. Investments Ltd. (Bermuda)

 7. EXEL Cumberland Limited (England)

 8. X.L. Australia Pty Ltd. (Australia)

 9. X.L. Investments (Barbados) Inc. (Barbados)

10. Cumberland Holdings, Inc. (Delaware)

11. Cumberland California, Inc. (Delaware)

12. Cumberland New York, Inc. (Delaware)

13. XLB Partners, Inc. (Barbados)

14. X.L. Investments Private Trust Ltd. (Bermuda)

15. X.L. Investments Private Trustee Ltd. (Bermuda)

16. First Cumberland Bank Inc. (Barbados)

17. LARC Holdings, Ltd. (Bermuda)

18. X.L. Holdings, Inc. (Delaware)

19. EXEL Acquisition Ltd. (Cayman Islands)

20. GCR Holdings Limited (Cayman Islands)

21. X.L. Properties Ltd. (Bermuda)

22. Garrison Investments, Inc. (Barbados)

23. Kensington Investments, Inc. (Barbados)

24. IPT Compliance Limited (England)